                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST: The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has duly increased the total number of shares of capital stock that the Corporation has authority to issue in accordance with Section 2-105(c) of Maryland General Corporation Law.

         THIRD: Immediately prior to the increase the Corporation had the authority to issue One Billion One Hundred Million (1,100,000,000) shares of capital stock. Following the increase, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

         FOURTH: The par value of shares of the Corporation's capital stock before the increase was and after the increase is One Cent ($0.01) per shares.

         FIFTH: Immediately prior to the increase, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Eleven
Million Dollars ($11,000,000). After giving effect to the increase, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

         SIXTH: Immediately prior to the increase, the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

         Series                         Number of Shares        Aggregate Par Value

        Equity Income Fund               125,000,000                $1,250,000
        Value Fund                       575,000,000                $5,750,000
        Real Estate Fund                  75,000,000                $  750,000
        Small Cap Value Fund              75,000,000                $  750,000
        Equity Index Fund                175,000,000                $1,750,000
        Large Cap Value Fund              75,000,000                $  750,000

         SEVENTH: Immediately prior to the increase, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                             Number of
                                                             Shares                      Aggregate
 Series Name                    Class Name                   Allocated                   Par Value
 -----------                    ----------                   ---------                   ---------
Equity Income Fund              Investor                     100,000,000                $1,000,000
                                Institutional                 12,500,000                   125,000
                                Service                                0                         0
                                Advisor                       12,500,000                   125,000

Value Fund                      Investor                     500,000,000                $5,000,000
                                Institutional                 50,000,000                   500,000
                                Service                                0                         0
                                Advisor                       25,000,000                   250,000

Real Estate Fund                Investor                      50,000,000                  $500,000
                                Institutional                 12,500,000                   125,000
                                Service                                0                         0
                                Advisor                       12,500,000                   125,000

Small Cap Value Fund            Investor                      50,000,000                  $500,000
                                Institutional                 12,500,000                   125,000
                                Service                                0                         0
                                Advisor                       12,500,000                   125,000

Equity Index Fund               Investor                      25,000,000                $  250,000
                                Institutional                150,000,000                 1,500,000

Large Cap Value Fund            Investor                      50,000,000                  $500,000
                                Institutional                 12,500,000                   125,000
                                Service                                0                         0
                                Advisor                       12,500,000                   125,000

         EIGHTH: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporation has allocated One
Billion Two Hundred Forty Seven Million Five Hundred Thousand (1,247,500,000)
shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Twelve Million Four Hundred Seventy Five Thousand Dollars
($12,475,000). As a result of the action taken by the Board of Directors referenced in Article FIRST of these Articles Supplementary, the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                     Number of Shares         Aggregate Par Value
         ------                     ----------------         -------------------

        Equity Income Fund          135,000,000                 $1,350,000

        Value Fund                  625,000,000                 $6,250,000

        Real Estate Fund             75,000,000                   $750,000

        Small Cap Value Fund         87,500,000                   $875,000

        Equity Index Fund           250,000,000                 $2,500,000

        Large Cap Value Fund         75,000,000                   $750,000

         NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board
of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the six (6) Series of stock of the
Corporation and the number of shares and aggregate par value of each is as follows:

                                                                     Number of
                                                                     Shares                      Aggregate
         Series Name                    Class Name                   Allocated                   Par Value

        Equity Income Fund              Investor                     100,000,000               $1,000,000
                                        Institutional                 12,500,000                  125,000
                                        Service                                0                        0
                                        Advisor                       12,500,000                  125,000
                                        C                             10,000,000                  100,000

        Value Fund                      Investor                     500,000,000               $5,000,000
                                        Institutional                 50,000,000                  500,000
                                        Service                                0                        0
                                        Advisor                       25,000,000                  250,000
                                        C                             50,000,000                  500,000

        Real Estate Fund                Investor                      50,000,000                  $500,000
                                        Institutional                 12,500,000                   125,000
                                        Service                                0                         0
                                        Advisor                       12,500,000                   125,000

        Small Cap Value Fund            Investor                      50,000,000                  $500,000
                                        Institutional                 12,500,000                   125,000
                                        Service                                0                         0
                                        Advisor                       12,500,000                   125,000
                                        C                             12,500,000                   125,000

        Equity Index Fund               Investor                      50,000,000                $  500,000
                                        Institutional                200,000,000                 2,000,000

        Large Cap Value Fund            Investor                      50,000,000                  $500,000
                                        Institutional                 12,500,000                   125,000
                                        Service                                0                         0
                                        Advisor                       12,500,000                   125,000

         TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles
Supplementary.

         THIRTEENTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article EIGHTH, and dividing the Series of capital stock of the
Corporation into Classes as set forth in Article NINTH.

         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has
caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant
Secretary on this 5th day of March, 2001.

                                            AMERICAN CENTURY
ATTEST:                                     CAPITAL PORTFOLIOS, INC.

Name:/*/Janet A. Nash                       Name:/*/David C. Tucker
Name:  Janet A. Nash                        Name: David C. Tucker
Title:   Assistant Secretary                Title:  Senior Vice President

         THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY CAPITAL
PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  March 5, 2000                   /*/David C. Tucker
                                        ------------------------------------
                                        David C. Tucker, Senior Vice President